Exhibit 4.12

               SECOND AMENDMENT dated as of March 1, 1994 (this "Amendment"), to the Credit Agreement dated as of October 27, 1989, as amended and restated as of June 1, 1993 (as further amended by the First Amendment dated as of February 2, 1994, the "Credit Agreement"), among P.T. FREEPORT INDONESIA COMPANY, a limited liability company organized under the laws of Indonesia and also domesticated in Delaware ("FI"), FREEPORT-McMoRan INC., a Delaware corporation ("FTX"), FREEPORT-McMoRan COPPER & GOLD INC., a Delaware corporation ("FCX"), the undersigned banks (collectively, the "Banks"), MORGAN GUARANTY TRUST COMPANY OF NEW YORK, a New York banking corporation (for purposes of Article VIII of the Credit Agreement only), as trustee for the Banks under the FI Trust Agreement and, in such capacity, as security agent for the Banks under the FI Security Documents (in such capacity, the "FI Trustee") and CHEMICAL BANK, a New York banking corporation, as agent for the Banks (in such capacity, the "Agent"). Capitalized terms used herein and not otherwise defined herein shall have the meanings given such terms in the Credit Agreement.

          WHEREAS, FI, FTX, FCX, the Required Banks, the FI Trustee and the Agent have agreed that certain provisions of the Credit Agreement be amended in order that P.T. ALatieF Freeport Finance Company B.V., a corporation organized under the laws of The Netherlands ("ALatieF B.V.") which is a wholly owned subsidiary of FCX, may issue up to $180,000,000 aggregate principal amount of its Senior Notes due 2001 to be guaranteed by FCX (the "Securities"), as more particularly described in the Registration Statement on Form S-3 relating to the Securities (the "Registration Statement") attached hereto as Exhibit A, which FCX has provided to the Banks. Any proceeds of issuance of the Securities in excess of $120,000,000 will be applied to prepay loans under the Chase ALatieF Agreement referred to in Section 2(j) hereof.

          NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, FI, FTX, FCX, the FI Trustee, the Agent and the

Required Banks hereby agree, on the terms and subject to the conditions set forth herein, as follows:

          SECTION 1. Approval of Form of the Securities. The Required Banks hereby approve the terms and conditions of the Securities, the Underlying Notes (as defined in the Registration Statement) and PT-FI Note (as defined in the Registration Statement) as set forth in the Registration Statement and agree that, subject to approval by the Agent of the indenture relating to the Securities and the forms of the Underlying Notes and the PT-FI Note as being in accordance with the terms for the Securities set forth in the Registration Statement, upon the effectiveness of this Amendment, (a) ALatieF B.V. may issue the Securities, (b) ALatieF B.V. may loan the proceeds of the Securities to FI pursuant to the PT-FI Note and (c) FCX may guarantee the Securities, in each case on the terms set forth in the Registration Statement. FTX and FCX agree that ALatieF B.V. shall be a Restricted Subsidiary for all purposes under the Credit Agreement and the FTX Credit Agreement.

          SECTION 2.  Amendments to the Credit Agreement;  Consent.  (a)
Section 1.1 of the Credit Agreement is hereby amended by renumbering the existing clause (iii) in the definition of "Equity Payment" as clause (iv), and inserting immediately after clause (ii), a new clause (iii) as follows:

     ", (iii) purchases or acquisitions, directly or indirectly, of any B.V. Notes except to the extent made with cash of, or proceeds of dispositions of assets owned by, ALatieF-FI and/or any Infrastructure Affiliate (as defined in the Registration Statement on Form S-3 (the "B.V. Registration Statement") relating to the B.V. Notes), and"

          (b) Section 1.1 of the Credit Agreement is hereby amended by adding the following definition:

     "'B.V.  Notes' has the meaning assigned to such term in Section
     5.2(g)(i)(H)."

          (c) The Banks hereby consent to the amendment of Section 2.2 of the FTX Credit Agreement by adding a new clause (VII) thereto as follows and renumbering the existing clause "(VII)" as "(VIII)":

          ", (VII) FTX, FCX or any Restricted Subsidiary shall determine to, or shall be required to make, any optional or mandatory prepayment, acquisition, repurchase or defeasance of the B.V. Notes"

          (d) The Banks hereby consent to the amendment of Section 2.4 of the FTX Credit Agreement by substituting the following for the words "or
(VII)" appearing therein:

          ", (VI) (but only so long as no optional or mandatory prepayment, acquisition, repurchase or defeasance of the FRP Notes shall occur or be committed to on a binding basis), (VII) (but only so long as no optional or mandatory prepayment, acquisition, repurchase or defeasance of the B.V. Notes shall occur or be committed to on a binding basis) or (VIII)"

          (e) The Banks hereby consent to the amendment of Section 2.6 of the FTX Credit Agreement by the replacement of the last two sentences thereof, as modified by the First Amendment to the FTX Credit Agreement, with the following:

          "If a Borrowing Base redetermination shall occur pursuant to clause (VI) or clause (VII) of Section 2.2 because a 'Change in Control' (as defined in the indenture for the FRP Notes) or a 'Repurchase Event' (as defined in the indenture for the B.V. Notes) has occurred which would require any offer to repurchase or redeem the FRP Notes or B.V. Notes, or would permit the holders of the FRP Notes or B.V. Notes to require the FRP Notes or B.V. Notes, as applicable, to be prepaid, redeemed or repurchased, FTX and FRP acknowledge and agree that in making such redetermination of the Borrowing Base, the Banks may take into account such factors relating to the Change of Control or Repurchase Event as they shall, in their sole and unreviewable discretion, determine to be relevant or appropriate, including without limitation any perceived or prior lack of creditworthiness of the entity to result after such Change in Control or Repurchase Event, discounts to the value, timing or likelihood of realization of assets of FRP, FTX and their Subsidiaries or any other risks, whether or not similar to the foregoing. FTX and FRP irrevocably and unconditionally agree that they shall not contest or dispute any such redetermination of the Borrowing Base under any circumstance or claim whatsoever."

          (f) Section 5.1(a)(5) of the Credit Agreement is hereby amended by the insertion of "or (VII)" immediately after the reference to "Section 2.2(VI)", as incorporated by the First Amendment to the Credit Agreement.

          (g) Section 5.2(c) of the Credit Agreement is hereby amended by adding a new sentence to the end thereof as follows:

          "Notwithstanding the foregoing, FTX and FCX shall not permit any Restricted Subsidiary which is not FI or a direct or indirect Subsidiary of FCX as of January 1, 1994 (a "Non-FCX Subsidiary"), to merge or liquidate into or consolidate with FCX, FI or any Subsidiary of FCX or to sell, lease, transfer or otherwise dispose of all or any significant percentage of the assets of any such Non-FCX Subsidiary to FCX, FI or any of FCX's Subsidiaries nor shall FTX, FCX or FI otherwise permit any Non-FCX Subsidiary to become a Subsidiary of FCX; provided that FCX and its Subsidiaries may create or acquire new Subsidiaries to the extent otherwise permitted hereby so long as such Subsidiaries were not previously Non-FCX Subsidiaries."

          (h) Section 5.2(g)(i) of the Credit Agreement is hereby amended by deleting the word "and" at the end of clause (F), by substituting "; and" for the period at the end of clause (G) and by adding the following new clause (H) as follows:

          "(H) ($180,000,000) of aggregate principal amount of P.T. ALatieF Freeport Finance Company B.V.'s Senior Notes due 2001 (the 'B.V. Notes'), the Guarantee by FCX of the B.V. Notes and the PT-FI Note (as defined in the B.V. Registration Statement)."

          (i) Section 5.2(o) of the Credit Agreement is hereby amended by substituting a "," for the word "and" prior to clause (ix) thereof and inserting the following as a new clause (x):

          "and (x) the advance by P.T. ALatieF Freeport Finance Company B.V. of the proceeds of the B.V. Notes to FI on the terms of the PT-FI Note (as defined in the B.V. Registration Statement)"

          (j) Section 5.2 of the Credit Agreement is hereby amended by the addition of new paragraphs (u), (v), (w) and (x) as follows:

          "(u) B.V. Notes. None of FTX, FCX or any Restricted Subsidiary shall, directly or indirectly, make any optional or mandatory prepayment, acquisition, repurchase or defeasance of the B.V. Notes if after any Borrowing Base redetermination pursuant to
          Section 2.2(VII) of the FTX Credit Agreement, the Company would be out of compliance with Sections 3.2 and/or 5.2(b) thereof after giving effect to such prepayment, acquisition, repurchase or defeasance.

          (v) Chase Borrowings. After the date of issuance of the B.V. Notes, FTX and FI shall not permit the aggregate principal amount of outstanding borrowings under the Credit Agreement dated as of December 15, 1993, among ALatief-FI, The Chase Manhattan Bank (National Association), as agent, and certain banks party thereto (the "Chase-ALatieF Agreement"), to exceed (x) $60,000,000 minus
          (y) the initial proceeds of the B.V. Notes in excess of $120,000,000, nor shall FTX and FI permit ALatief-FI or any Infrastructure Affiliate (as defined in the B.V. Registration Statement) to grant any additional security or collateral to secure any indebtedness or other obligations under the Chase-ALatieF Agreement (other than as required thereunder with respect to substitution or replacement of existing collateral), unless the Banks shall have the right, upon compliance with the requirements of the related Master Services Agreement (as defined in the B.V. Registration Statement) or such other similar document, to have continued use of the facilities with respect to which such additional security or collateral is granted after any default by FI; provided, however, that this paragraph (v) shall not be deemed to prevent FI or ALatief-FI from complying with the requirements of Section 8.23(b) of the Chase-ALatief Agreement, so long as assets so transferred continue to be subject to any Master Services Agreement (as defined in the B.V. Registration Statement) or such other similar agreement in a form approved by the Agent.

          (w) Service Contract Amendments. FTX, FCX and FI shall not enter into, or permit, without the prior written consent of the Agent, any amendment or modification to any Master Services Agreement (as defined in the B.V. Registration Statement) or any other similar agreement relating to FI's rights to use any asset referred to in Section 8.1(i)(B)(ii) or (iii), which would, in any manner, materially adversely affect the Banks or the ability of FI to comply with the provisions of the Credit Agreement, including without limitation, the right of the Banks, upon compliance with the requirements of the Master Services Agreement or such other agreement, to have continued use of any facilities comprising the Enhanced Infrastructure Project (as defined in the B.V. Registration Statement) or any other asset referred to in
          Section 8.1(i)(B)(ii) or (iii) after any default by FI; provided, however, that with respect to any such agreement, the consent required by this Section 5.2(w) shall be deemed to have been granted if such agreement is substantially in the approved form heretofore entered into in connection with the ALatief-FI Transfer. FTX, FCX and FI shall promptly notify the Agent of any proposed amendment or modification contemplated by this Section 5.2(w).

          (x) Joint Venture Agreements. FTX, FCX and FI shall not enter into, or permit, without the prior written consent of the Agent, any joint venture agreement, or amendment thereto, for any entity, including any Infrastructure Affiliate (as defined in the B.V. Registration Statement) (other than ALatief-FI), receiving infrastructure assets related to the Enhanced Infrastructure Project (as defined in the B.V. Registration Statement) or any other asset referred to in Section 8.1(i)(B)(ii) or (iii); provided, however, that with respect to any such agreement, the consent required by this Section 5.2(x) shall be deemed to have been granted if such agreement is substantially in the approved form of the ALatief-FI Joint Venture Agreement."

          SECTION 3. Conditions to Effectiveness. This Amendment shall become effective on the date of receipt (the "Effective Date") by the Agent of executed counterparts of this Consent which, when taken together, bear the signatures of FI, FTX, FCX and the Required Banks.

          SECTION 4. Counterparts. This Amendment may be executed in multiple counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one instrument.

          SECTION 5. Limited Effect. Sections 1 and 2 hereof constitute a modification and amendment of the Credit Agreement effective as of the Effective Date. Except as, and until, expressly waived or modified by such Sections 1 and 2 hereof as of the Effective Date, the Credit Agreement shall continue in full force and effect in accordance with the provisions thereof as in effect immediately prior to the Effective Date. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Banks, the FI Trustee and the Agent under the Credit Agreement, nor alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect. This Amendment shall apply and be effective only with respect to the provisions of the Credit Agreement specifically referred to herein.

          SECTION 6. APPLICABLE LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

          SECTION 7. Expenses. FTX shall pay all out-of-pocket expenses incurred by the Agent in connection with the preparation of this Amendment, including, but not limited to, the reasonable fees and disbursements of Cravath, Swaine & Moore, special counsel for the Agent.

          SECTION 8. Headings. The headings of this Amendment are for reference only and shall not limit or otherwise affect the meaning hereof.

          SECTION 9. ALatieF B.V. Consent. By its signature below, ALatieF B.V., although not a party to the Credit Agreement, hereby consents and agrees to the provisions set forth herein and agrees to comply with the provisions herein applicable to it.

          IN WITNESS WHEREOF, the parties hereto have caused this Consent to be executed by their duly authorized officers or agents as of the date first above written.

                              P.T. FREEPORT INDONESIA
                              COMPANY,

                                by

                                  ___________________________
                                  Name:
                                  Title:

                              FREEPORT-McMoRan INC.,

                                by

                                  ____________________________
                                  Name:
                                  Title:

                              FREEPORT-McMoRan COPPER & GOLD
                              INC.,

                                by

                                   ___________________________
                                   Name:
                                   Title:

                              CHEMICAL BANK, individually and as
                              Agent,

                                by

                                  ____________________________
                                  Name:
                                  Title:

                              MORGAN GUARANTY TRUST COMPANY OF
                              NEW YORK (for purposes of Article
                              VIII only), as FI Trustee,

                                by

                                   ____________________________
                                   Name:
                                   Title:

                              ABN AMRO BANK, N.V.,

                                by

                                  ____________________________
                                  Name:
                                  Title:

                                by

                                  ____________________________
                                  Name:
                                  Title:

                              ARAB BANKING CORPORATION, (B.S.C.),

                                by

                                  _____________________________
                                  Name:
                                  Title:

                              THE BANK OF NOVA SCOTIA,

                                by

                                  _____________________________
                                  Name:
                                  Title:

                              BANK OF TOKYO TRUST COMPANY,

                                by

                                  _____________________________
                                  Name:
                                  Title:

                              BANQUE PARIBAS,

                                by

                                  _____________________________
                                  Name:
                                  Title:

                                by

                                  _____________________________
                                  Name:
                                  Title:

                              BARCLAYS BANK PLC,

                                by

                                  _____________________________
                                  Name:
                                  Title:

                              THE CHASE MANHATTAN BANK, N.A.,

                                by

                                  _____________________________
                                  Name:
                                  Title:

                              CHRISTIANIA BANK,

                                by

                                  _____________________________
                                  Name:
                                  Title:

                                by

                                  _____________________________
                                  Name:
                                  Title:

                              COMMERZBANK AKTIENGESELLSCHAFT,

                                by

                                  _____________________________
                                  Name:
                                  Title:

                                by

                                  _____________________________
                                  Name:
                                  Title:

                              DEUTSCHE BANK AG, New York Branch
                              and/or Cayman Islands Branch,

                                by

                                  _____________________________
                                  Name:
                                  Title:

                                by

                                  _____________________________
                                  Name:
                                  Title:

                              FIRST NATIONAL BANK OF COMMERCE,

                                by

                                  _____________________________
                                  Name:
                                  Title:

                              THE FUJI BANK, LIMITED,

                                by

                                  _____________________________
                                  Name:
                                  Title:

                              THE INDUSTRIAL BANK OF JAPAN, LTD.,
                              New York Branch,

                                by

                                  _____________________________
                                  Name:
                                  Title:

                              LTCB TRUST COMPANY,

                                by

                                  _____________________________
                                  Name:
                                  Title:

                              MELLON BANK, N.A.,

                                by

                                  _____________________________
                                  Name:
                                  Title:

                              THE MITSUI TRUST AND BANKING
                              COMPANY, LIMITED, New York Branch,

                                by

                                  _____________________________
                                  Name:
                                  Title:

                              MORGAN GUARANTY TRUST COMPANY OF
                              NEW YORK,

                                by

                                  _____________________________
                                  Name:
                                  Title:

                              NATIONAL WESTMINSTER BANK PLC,

                                by

                                  _____________________________
                                  Name:
                                  Title:

                              NBD BANK, N.A.,

                                by

                                  _____________________________
                                  Name:
                                  Title:

                              N.M. ROTHSCHILD & SONS LIMITED,

                                by

                                  _____________________________
                                  Name:
                                  Title:

                              P.T. BANK RAKYAT INDONESIA
                              (PERSERO),
                                by

                                  _____________________________
                                  Name:
                                  Title:

                                by

                                  _____________________________
                                  Name:
                                  Title:

                              SOCIETE GENERALE,

                                by

                                  _____________________________
                                  Name:
                                  Title:

                              WESTDEUTSCHE LANDESBANK
                              GIROZENTRALE, NewYork and/or Cayman
                              Island Branches,

                                by
                                   _____________________________
                                  Name:
                                  Title:

                                by

                                  _____________________________
                                  Name:
                                  Title:

                              YASUDA TRUST AND BANKING COMPANY,
                              LIMITED,

                                by

                                  _____________________________
                                  Name:
                                  Title:

                              P.T. ALATIEF FREEPORT
                              FINANCE COMPANY B.V.
                              (for purposes of
                              Section 9 hereof only),

                                by

                                  _____________________________
                                  Name:
                                  Title: